AGREEMENT AND PLAN OF REORGANIZATION

                          State Farm Growth Fund, Inc.
                         State Farm Balanced Fund, Inc.
                         State Farm Interim Fund, Inc.
                      State Farm Municipal Bond Fund, Inc.


     This Agreement and Plan of Reorganization (the "Plan") is dated as of March 16, 2001 by and among STATE FARM GROWTH FUND, INC. ("Growth Fund"), STATE FARM BALANCED FUND, INC. ("Balanced Fund"), STATE FARM INTERIM FUND, INC. ("Interim Fund"), STATE FARM MUNICIPAL BOND FUND, INC. ("Municipal Bond Fund") (each a "Fund" and collectively, the "Funds"), each a Maryland corporation, and STATE FARM ASSOCIATES' FUNDS TRUST, a Delaware business trust ("the Trust"), on behalf of its series State Farm Growth Fund ("New Growth Fund"), State Farm Balanced Fund ("New Balanced Fund"), State Farm Interim Fund ("New Interim Fund") and State Farm Municipal Bond Fund ("New Municipal Bond Fund") (each, a "New Fund" and collectively, the "New Funds"). Each of the parties hereto agree upon the following plan of reorganization:

     1. Succession of the Funds by the Trust; Distribution of Shares of the New Funds. The succession of the Funds by the Trust and the distribution of shares of beneficial interest of the New Funds shall occur in the following manner:

     1.1 Growth Fund shall transfer to New Growth Fund, as a series of the Trust, all of its assets in exchange for which New Growth Fund shall simultaneously assume all of the liabilities of Growth Fund, and New Growth Fund shall issue to Growth Fund shares of beneficial interest of New Growth Fund equal in number and net asset value to the number and net asset value of shares (including fractional shares) of Growth Fund then outstanding. Growth Fund shall promptly distribute to its stockholders the number of shares of beneficial interest of New Growth Fund (including fractional shares) equal in number and net asset value to the number and net asset value of shares (including any fractional shares) of Growth Fund then owned by the stockholder, in exchange for and cancellation of the stockholder's shares of Growth Fund (which series of actions is referred to hereafter as the "Growth Fund Reorganization"). Growth Fund will then terminate its operations and will subsequently be dissolved.

     1.2 Balanced Fund shall transfer to New Balanced Fund, as a series of the Trust, all of its assets in exchange for which New Balanced Fund shall simultaneously assume all of the liabilities of Balanced Fund, and New Balanced Fund shall issue to Balanced Fund shares of beneficial interest of New Balanced Fund equal in number and net asset value to the number and net asset value of shares (including fractional shares) of Balanced Fund then outstanding. Balanced Fund shall promptly distribute to its

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          stockholders the number of shares of beneficial interest of New
          Balanced Fund (including fractional shares) equal in number and net asset value to the number and net asset value of shares (including any fractional shares) of Balanced Fund then owned by the stockholder, in exchange for and cancellation of the stockholder's shares of Balanced Fund (which series of actions is referred to hereafter as the "Balanced Fund Reorganization"). Balanced Fund will then terminate its operations and will subsequently be dissolved.

     1.3 Interim Fund shall transfer to New Interim Fund, as a series of the Trust, all of its assets in exchange for which New Interim Fund shall simultaneously assume all of the liabilities of Interim Fund, and New Interim Fund shall issue to Interim Fund shares of beneficial interest of New Interim Fund equal in number and net asset value to the number and net asset value of shares (including fractional shares) of Interim Fund then outstanding. Interim Fund shall promptly distribute to its stockholders the number of shares of beneficial interest of New Interim Fund (including fractional shares) equal in number and net asset value to the number and net asset value of shares (including any fractional shares) of Interim Fund then owned by the stockholder, in exchange for and cancellation of the stockholder's shares of Interim Fund (which series of actions is referred to hereafter as the "Interim Fund Reorganization"). Interim Fund will then terminate its operations and will subsequently be dissolved.

     1.4 Municipal Bond Fund shall transfer to the New Municipal Bond Fund, as a series of the Trust, all of its assets in exchange for which New Municipal Bond Fund shall simultaneously assume all of the liabilities of Municipal Bond Fund, and New Municipal Bond Fund shall issue to Municipal Bond Fund shares of beneficial interest of New Municipal Bond Fund equal in number and net asset value to the number and net asset value of shares (including fractional shares) of Municipal Bond Fund then outstanding. Municipal Bond Fund shall promptly distribute to its stockholders the number of shares of beneficial interest of New Municipal Bond Fund (including fractional shares) equal in number and net asset value to the number and net asset value of shares (including any fractional shares) of Municipal Bond Fund then owned by the stockholder, in exchange for and cancellation of the stockholder's shares of Municipal Bond Fund (which series of actions is referred to hereafter as the "Municipal Bond Fund Reorganization", and together with the Growth Fund Reorganization, Balanced Fund Reorganization and Interim Fund Reorganization is referred to hereafter as the "Reorganization"). Municipal Bond Fund will then terminate its operations and will subsequently be dissolved.

     2. Stockholder Accounts; Share Certificates. The distribution to the stockholders of each of the Funds shall be accomplished by establishing an account on the share records of each New Fund in the name of each registered stockholder of the corresponding Fund, and crediting that account with a number of shares of beneficial

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interest of the respective New Fund equal to the number of shares (including any fractional shares) of the corresponding Fund owned of record by the stockholder at the time of the distribution. Outstanding certificates representing shares of each Fund shall thereafter represent an equal number of shares of beneficial interest of the corresponding New Fund.

     3. Dissolution of the Funds. As soon as reasonably practicable after distribution of the shares of the New Funds pursuant to Section 1, but in all events within six months after such distribution, the Funds shall be dissolved, and any further actions shall be taken in connection therewith as required by applicable law.

     4. Closing. The Reorganization shall take place on March 29, 2001 at 4:00 p.m., Bloomington, Illinois time, at the offices of State Farm Investment Management Corp., One State Farm Plaza, Bloomington, Illinois or at such other date, time or place as may be agreed upon by the parties.

     5. Conditions to Closing. The obligations of the parties to consummate the Reorganization shall be subject to the following conditions:

     a. An amendment to the notification of registration on Form N-8A of Growth Fund shall have been filed by the Trust with the Securities and Exchange Commission (the "SEC"), and the Trust shall have adopted as its own the Growth Fund's notification of registration on Form N-8A as amended;

     b. An amendment to the registration statements on Form N-1A of the Growth Fund shall have been filed by the Trust with the SEC and the Trust shall have adopted the registration statements of each of the Funds on such registration statement as amended as its own, and the registration statement shall have become effective under the Securities Act of 1933, and no stop-order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC (other than such stop-order, proceeding or threatened proceeding which shall have been withdrawn or terminated);

     c.   The SEC shall not have issued an unfavorable advisory report under
          Section 25(b) of the Investment Company Act of 1940 nor instituted any proceeding seeking to enjoin consummation of the Reorganization under
          Section 25(c) of the Investment Company Act of 1940;

     d. The Funds and the Trust shall have received an opinion of Bell, Boyd & Lloyd, LLC, Chicago, Illinois, to the effect that the Reorganization qualifies as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended, and the Reorganization of the Funds into the New Funds will not give rise to the recognition of income, deductions, gain or loss for federal income tax purposes to the Funds, the Trust, the New Funds, or the stockholders of the Funds;

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     e.   The Reorganization has been approved by the stockholders of each of the Funds; and

     f. The Funds and the Trust will execute and file articles of transfer with respect to the transactions contemplated hereby with the Department of Assessments and Taxation of the State of Maryland.

     6.   Representations.  The Funds and/or the Trust represent as follows:

     a. The Funds and the Trust are duly organized and existing in good standing under the laws of the state of Maryland and the State of Delaware, respectively;

     b. The Funds and the Trust are each empowered under applicable laws to enter into and perform this agreement; and

     c. The New Funds intend (i) to continue the investment business of the Funds, (ii) to maintain the investment objectives of the Funds as set forth in each Fund's prospectus dated April 1, 2000, as may have been amended and (iii) to market the New Funds to a group of investors that includes the universe of investors to which the Funds are marketed. The New Funds have no plan or intention to sell the investment assets of the Funds except in the ordinary course of business to provide funds to satisfy redemptions or as a result of portfolio management decisions. The initial portfolio managers of the New Funds will be the current portfolio managers of the Funds.

     7. Amendments or Termination. This agreement may be amended at any time, and may be terminated at any time before the closing of the Reorganization, either before or after this Plan has been approved by stockholders of each of the Funds, by agreement of the Funds and the Trust, provided that no amendment shall have a material adverse effect upon the interests of stockholders of the Funds. In any case, this Plan may be terminated by any of the Funds or the Trust if the Reorganization has not occurred by the close of business on April 20, 2001.

     8. Declaration of Trust. A copy of the Trust's certificate of trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this agreement is executed on behalf of the trustees of the Trust as the trustees of the Trust and not individually and that the obligations under this instrument are not binding upon any of the trustees, officers or stockholders of the Trust, individually, but binding only upon the assets and property of the New Funds.

     9. Further Actions and Assurances. At any time after the closing of the Reorganization, the Funds acting through their officers, or if then dissolved through their last officers, shall execute and deliver to the Trust such additional instruments of transfer or other written assurances as the Trust may reasonably request in order to vest in the Trust, acting on behalf of the New Funds, title to the assets transferred by the Funds under this agreement.

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     10.  Governing Law.  This agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois, except as to the provisions of Section 8 hereof which shall be construed in accordance with the laws of the State of Delaware.














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Dated as of March 16, 2001


                               STATE FARM GROWTH FUND,
                               INC.,


                               By: /s/ Edward B. Rust, Jr.
                               Name: Edward B. Rust, Jr.
                               President
ATTEST:

/s/ David R. Grimes
David R. Grimes, Secretary


                               STATE FARM BALANCED FUND,
                               INC.,


                               By: /s/ Roger S. Joslin
                               Name: Roger S. Joslin
                               Senior Vice President and
                               Treasurer

ATTEST:

/s/ David R. Grimes
David R. Grimes, Secretary


                               STATE FARM INTERIM FUND,
                               INC.,


                               By: /s/ Edward B. Rust, Jr.
                               Name: Edward B. Rust, Jr.
                               President

ATTEST:

/s/ David R. Grimes
David R. Grimes, Secretary


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                               STATE FARM MUNICIPAL BOND
                               FUND, INC.,

                               By: /s/ Roger S. Joslin
                               Name: Roger S. Joslin
                               Senior Vice President and
                               Treasurer
ATTEST:

/s/ David R. Grimes
David R. Grimes, Secretary


                               STATE FARM ASSOCIATES' FUNDS
                               TRUST
                               on behalf of its series
                               State Farm Growth Fund,
                               State Farm Balanced Fund,
                               State Farm Interim Fund and
                               State Farm Municipal Bond
                               Fund

                               By: /s/ Edward B. Rust, Jr.
                               Name: Edward B. Rust, Jr.
                               President

ATTEST

/s/ David R. Grimes
David R. Grimes, Secretary

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